EX 10.8
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO PROTERRA INC. IF PUBLICLY DISCLOSED.SUBJECT TO FED. R. EVID. 408

FIFTH AMENDMENT TO LEASE AGREEMENT

THIS FIFTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into as of 24 December 2022, by and between PAC Operating Limited Partnership, Delaware limited partnership (“Landlord”) and Proterra Operating Company, Inc., a Delaware corporation (“Tenant”).

    W I T N E S S E T H:

WHEREAS, Landlord and Tenant’s predecessor in interest have entered into a Lease dated May 8, 2015, and as amended by a First Amendment to Lease Agreement dated February 8, 2019, a Second Amendment to Lease Agreement dated July 1, 2021, a Third Amendment to Lease Agreement dated March 22, 2022 and a Fourth Amendment to Lease Agreement dated April 14, 2022, pursuant to which Landlord leased to Tenant certain premises consisting of approximately 157,055 rentable square feet located at 383-393 South Cheryl Lane, City of Industry, CA 91789 (the “Premises”), such lease, as heretofore modified, being herein referred to as the “Lease”.

WHEREAS, Landlord and Tenant desire to modify the Lease on the terms and conditions set forth below.

A G R E E M E N T:

NOW THEREFORE, in consideration of the Premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.The Lease Term is extended for 4 months commencing on September 1, 2023 (the “Third Extension Commencement Date”), such that the Expiration Date is amended to be December 31, 2023 (the “Third Extension Term”). All of the terms and conditions of the Lease shall remain in full force and effect during the Third Extension Term except that the Monthly Base Rent, Monthly Fixed Operating Expenses, and Annual Fixed Operating Expenses Increase shall be as follows:

Period	Monthly Base Rent
09/01/2023 through 12/31/2023	[***]

Monthly Fixed Operating Expenses:

Operating Expenses:	[***]
Capital Repairs/Replacements:	[***]
Total Monthly FOE:	[***]
     Initial Estimated Monthly Property Taxes Payment:         [***]

     Annual Fixed Operating Expenses Increase:             3.80%

2.Except as otherwise expressly provided herein, all defined terms used in this Amendment shall have the same respective meanings as are provided for such defined terms in the Lease. Tenant shall accept the Premises in its “as is” condition and shall pay other reimbursable costs as provided in the Lease during the Third Extension Term.

3.Notwithstanding anything provided in the Lease to the contrary, effective on the date hereof, all payments required to be made by Tenant to Landlord (or to such other party as Landlord may from time to time specify in writing) may only be made by Electronic Fund Transfer (“EFT”) of immediately available federal funds before 11:00 a.m., Eastern Time at such place, within the continental United States, as Landlord may from time to time designate to Tenant in writing.

4.The notice addresses for Landlord and Tenant during the Lease Term, as extended, shall be as follows:

Landlord:	PAC Operating Limited Partnership
17777 Center Court Dr. N., Suite 100,
Cerritos, California 90703
Attention: Market Officer

With a copy to:        Prologis
            1800 Wazee Street, Suite 500
            Denver, Colorado 80202
            Attention: General Counsel

Tenant:	Proterra Operating Company, Inc.
1815 Rollins Road
Burlingame, California 94010
Attention: Chief Legal Officer

With a copy to:	Proterra Operating Company, Inc.
1815 Rollins Road
Burlingame, California 94010
Attention: Chief Financial Officer

5.Tenant represents and warrants that, it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than Paul Sablock and Greg Matter with Jones Lang LaSalle, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

6.Within fifteen (15) days of Landlord’s written request, Tenant agrees to deliver to Landlord such information and/or documents as Landlord requires for Landlord to comply with California Public Resources Code Section 25402.10, or successor statute(s), and California Energy Commission adopted regulations set forth in California Code of Regulations, Title 20, Division 2, Chapter 4, Article 9, Sections 1680-1685, and successor and related California Code of Regulations, relating to commercial building energy ratings. Landlord makes the following statement based on Landlord’s actual knowledge in order to comply with California Civil Code Section 1938: The Building and Premises have not undergone an inspection by a Certified Access Specialist (CASp). A Certified Access Specialist (CASp) can inspect the subject Premises and determine whether the subject Premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject Premises, the Landlord may not prohibit the Tenant from obtaining a CASp inspection of the subject Premises for the occupancy or potential occupancy of the Tenant, if requested by the Tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises. Landlord and Tenant hereby agree that a Tenant-requested CASp inspection shall be at Tenant’s sole cost and expense and that the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises shall be governed by Paragraph 3 of the Lease.

7.All Tenant options to extend the Lease Term, terminate the Lease, or expand or contract the Premises, if any, which exist under the Lease are hereby null and void.

8.Intentionally Omitted.

9.Insofar as the specific terms and provisions of this Amendment purport to amend or modify or are in conflict with the specific terms, provisions and exhibits of the Lease, the terms and provisions of this Amendment shall govern and control; in all other respects, the terms, provisions and exhibits of the Lease shall remain unmodified and in full force and effect.

10.Landlord and Tenant hereby agree that (i) this Amendment is incorporated into and made a part of the Lease, (ii) any and all references to the Lease hereinafter shall include this Amendment, and (iii) the Lease and all terms, conditions and provisions of the Lease are in full force and effect as of the date hereof, except as expressly modified and amended hereinabove.

[Remainder of page is intentionally blank; signature page to follow]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the Effective Date.

TENANT:

PROTERRA OPERATING COMPANY, INC. a Delaware corporation By:/s/ Gareth Joyce___________________ Name: Gareth Joyce__________________ Title: CEO__________________________

LANDLORD:

PAC OPERATING LIMITED PARTNERSHIP
a Delaware limited partnership

By: Palmtree Acquisition Corporation
       a Delaware corporation
       its general partner

By: /s/ Robert B, Antrobius_____________
Name: Robert B, Antrobius________________
Title: Senior VP-Market officer LA_______